EXHIBIT 99.1

BlackLine Announces Third Quarter Financial Results

LOS ANGELES, Nov. 06, 2025 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the third quarter ended September 30, 2025.

“BlackLine’s third-quarter results, with increasing revenue growth, solid margins, and strong free cash flow, demonstrate that our focus on improved execution is taking hold,” said Owen Ryan, CEO of BlackLine. “The deliberate changes we've made with our processes, technology, and people across our Product, Go-To-Market, and Operations teams are beginning to deliver the results we expect. As we combine this improving execution with our powerful growth levers, including our Studio360 platform, new pricing, and AI-powered solutions, we are increasingly confident in the trajectory of the business.”

Third Quarter 2025 Financial Highlights

  Total GAAP revenues of $178.3 million, an increase of 7.5% compared to the third quarter of 2024.
  GAAP operating margin of 4.3%, compared to 5.0% in the third quarter of 2024.
  Non-GAAP operating margin of 21.4%, compared to 22.7% in the third quarter of 2024 primarily due to the timing of the Company’s BeyondTheBlack customer event.
  GAAP net income attributable to BlackLine of $5.3 million, or $0.09 per diluted share compared to GAAP net income attributable to BlackLine of $17.2 million, or $0.27 per diluted share in the third quarter of 2024.
  Non-GAAP net income attributable to BlackLine of $37.6 million, or $0.51 per diluted share compared to non-GAAP net income attributable to BlackLine of $44.4 million, or $0.60 per diluted share in the third quarter of 2024.
  Billings of $161.6 million, an increase of 4.4% compared to the third quarter of 2024, which includes a four point impact from timing primarily due to a higher mix of customers on quarterly billings.
  Remaining performance obligation of $964.1 million, an increase of 12.4% compared to the third quarter of 2024.
  Operating cash flow of $63.8 million, compared to $55.9 million in the third quarter of 2024.
  Free cash flow of $57.0 million, compared to $49.4 million in the third quarter of 2024.
  Repurchased approximately 2.1 million shares of common stock for $113.0 million as part of our share repurchase program under which approximately $198.2 million of buyback capacity remained at September 30, 2025.

Third Quarter Key Metrics and Recent Business Highlights

  BlackLine had a total of 4,424 customers at September 30, 2025.
  BlackLine had a total of 385,336 users at September 30, 2025, reflecting continued customer migrations to the Company’s platform pricing model.
  Achieved a dollar-based net revenue retention rate of 103% at September 30, 2025, inclusive of an approximate one point headwind from foreign exchange.
  Launched Verity, BlackLine’s trusted Artificial Intelligence (AI) offerings, purpose built for the Office of the CFO.
  Achieved ISO 42001 certification for BlackLine’s AI management system (AIMS).
  Received an Exemplary rating in the ISG Buyer’s Guides for Record to Report, Financial Close & Financial Consolidation.
  Received SAP Global Finance and Spend Management Partner Excellence Award for 2025.

The financial results included in this press release are preliminary and subject to final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Fourth Quarter 2025

  Total GAAP revenue is expected to be in the range of $182 million to $184 million.
  Non-GAAP operating margin is expected to be in the range of 24.0% to 25.0%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $42 million to $44 million, or $0.58 to $0.61 per share on 75.1 million diluted weighted average shares outstanding.

Full Year 2025

  Total GAAP revenue is expected to be in the range of $699 million to $701 million.
  Non-GAAP operating margin is expected to be in the range of 22.0% to 22.5%.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $153 million to $157 million, or $2.08 to $2.13 per share on 76.6 million diluted weighted average shares outstanding.

Guidance for non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income per share attributable to BlackLine excludes specified items from the corresponding GAAP financial measures as outlined below under “Use of Non-GAAP Financial Measures” and as detailed in the reconciliations of non-GAAP measures for historical periods. Reconciliations of non-GAAP operating margin, non-GAAP net income attributable to BlackLine, and non-GAAP net income per share attributable to BlackLine guidance to the most directly comparable U.S. GAAP measures are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from these non-GAAP financial measures. The Company expects the variability of the above items could have a significant, and potentially unpredictable, impact on its future GAAP operating margin, net income attributable to BlackLine, and net income per share attributable to BlackLine.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its third quarter results at 2:00 p.m. Pacific time on Thursday, November 6, 2025. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can preregister for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine (Nasdaq: BL), the future-ready platform for the Office of the CFO, drives digital finance transformation by empowering organizations with accurate, efficient, and intelligent financial operations. Built on the Studio360 platform, BlackLine unifies data, streamlines processes, and delivers real-time insights through automation and intelligence powered by Verity - a comprehensive suite of embedded, auditable AI capabilities that provides finance and accounting teams with a new digital workforce.

With a proven, collaborative approach and a track record of innovation supported by industry-leading R&D investment and world-class security practices, more than 4,400 customers across multiple industries partner with BlackLine to lead their organizations into the future.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the fourth quarter and full year of 2025, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good-faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the Company's industry or the global economy; the Company’s ability to manage growth and scale effectively, including entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the Company's ability to effectively incorporate artificial intelligence and machine learning technologies (AI/ML) into its platform and business and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the Company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solutions; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific, and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; including competitors' ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand and effectively manage its sales teams and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles; failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war, or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 21, 2025. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on November 6, 2025, certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income and non-GAAP operating margin, (iv) non-GAAP net income attributable to BlackLine, Inc., (v) diluted non-GAAP net income per share attributable to BlackLine, Inc., and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for amortization of acquired developed technology, stock-based compensation, and transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses). Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross profit and non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense, and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for amortization of intangible assets, stock-based compensation, and transaction-related costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, restructuring costs, and legal settlement gains or costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income from Operations and Non-GAAP Operating Margin. Non-GAAP income from operations is defined as GAAP income from operations adjusted for amortization of intangible assets, stock-based compensation, change in fair value of contingent consideration, transaction-related costs, restructuring costs, and legal settlement gains or costs. Non-GAAP operating margin is defined as non-GAAP income from operations divided by GAAP revenues. BlackLine believes that presenting non-GAAP income from operations and non-GAAP operating margin is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs in order to allow a direct comparison of income from operations between all periods presented.

Non-GAAP Net Income Attributable to BlackLine and Diluted Non-GAAP Net Income Per Share Attributable to BlackLine, Inc. Non-GAAP net income attributable to BlackLine is defined as GAAP net income attributable to BlackLine adjusted for the income tax effects of acquisitions, stock-based compensation shortfalls and windfalls, and the discrete tax impact of other non-GAAP adjustments, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs from our convertible senior notes, change in fair value of contingent consideration, transaction-related costs, restructuring costs, legal settlement gains or costs, adjustment to the redeemable non-controlling interest to the redemption amount, and gain on extinguishment of convertible senior notes. Diluted non-GAAP net income per share attributable to BlackLine, Inc. includes the adjustment for shares resulting from the elimination of stock-based compensation. BlackLine believes that presenting non-GAAP net income attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the Company’s acquisitions and other related costs to allow a direct comparison of net income between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on November 6, 2025 certain operating metrics, including (i) number of customers, (ii) number of users, and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of September 30, 2025.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the Company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Samantha Darilek
samantha.darilek@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$419,900	$885,915
Marketable securities	384,279	—
Accounts receivable, net of allowances	155,597	178,141
Prepaid expenses and other current assets	24,047	28,348
Total current assets	983,823	1,092,404
Capitalized software development costs, net	48,801	45,448
Property and equipment, net	13,026	11,840
Intangible assets, net	48,897	59,520
Goodwill	448,965	448,965
Operating lease right-of-use assets	23,919	22,772
Deferred tax assets, net	44,536	53,208
Other assets	91,859	90,879
Total assets	$1,703,826	$1,825,036
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,439	$8,463
Accrued expenses and other current liabilities	75,621	71,574
Deferred revenue, current	325,203	338,615
Finance lease liabilities, current	12	66
Operating lease liabilities, current	5,825	3,525
Convertible senior notes, net, current	229,807	—
Total current liabilities	646,907	422,243
Finance lease liabilities, noncurrent	43	53
Operating lease liabilities, noncurrent	19,119	20,283
Convertible senior notes, net, noncurrent	665,403	892,675
Deferred tax liabilities, net	4,658	4,532
Deferred revenue, noncurrent	573	1,390
Other long-term liabilities	569	708
Total liabilities	1,337,272	1,341,884
Commitments and contingencies
Redeemable non-controlling interest	38,254	36,483
Stockholders' equity:
Common stock	599	628
Additional paid-in capital	358,220	495,391
Accumulated other comprehensive loss	(100)	(361)
Accumulated deficit	(30,419)	(48,989)
Total stockholders' equity	328,300	446,669
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$1,703,826	$1,825,036

BlackLine, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues
Subscription and support	$168,210	$157,011	$489,699	$458,299
Professional services	10,080	8,898	27,547	25,577
Total revenues	178,290	165,909	517,246	483,876
Cost of revenues
Subscription and support	37,130	34,667	106,449	100,475
Professional services	7,259	6,439	21,486	20,076
Total cost of revenues	44,389	41,106	127,935	120,551
Gross profit	133,901	124,803	389,311	363,325
Operating expenses
Sales and marketing	67,493	62,219	195,268	183,578
Research and development	27,331	25,649	81,020	76,385
General and administrative	29,201	28,216	85,684	89,315
Restructuring costs	2,267	356	8,610	1,728
Total operating expenses	126,292	116,440	370,582	351,006
Income from operations	7,609	8,363	18,729	12,319
Other income (expense)
Interest income	8,200	10,984	25,647	40,409
Interest expense	(2,545)	(2,677)	(7,600)	(6,235)
Gain on extinguishment of convertible senior notes	—	—	—	65,112
Other income, net	5,655	8,307	18,047	99,286
Income before income taxes	13,264	16,670	36,776	111,605
Provision for income taxes	4,653	2,101	15,500	7,307
Net income	8,611	14,569	21,276	104,298
Net income attributable to redeemable non-controlling interest	1,649	320	2,706	1,282
Adjustment attributable to redeemable non-controlling interest	1,677	(2,989)	(1,062)	(1,741)
Net income attributable to BlackLine, Inc.	$5,285	$17,238	$19,632	$104,757
Basic net income per share attributable to BlackLine, Inc.	$0.09	$0.28	$0.32	$1.69
Shares used to calculate basic net income per share	61,157	62,250	62,035	61,958
Diluted net income per share attributable to BlackLine, Inc.	$0.09	$0.27	$0.31	$0.66
Shares used to calculate diluted net income per share	63,197	73,970	64,008	73,131

BlackLine, Inc.
Calculation of Diluted Net Income Per Share
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Diluted Net Income Per Share
Numerator:
Net income attributable to BlackLine, Inc.	$5,285	$17,238	$19,632	$104,757
Interest expense, net of taxes	99	2,398	354	5,499
Gain on extinguishment of convertible senior notes, net of taxes	—	—	—	(62,147)
Net income attributable to BlackLine, Inc. for diluted calculation	$5,384	$19,636	$19,986	$48,109
Denominator:
Weighted average shares	61,157	62,250	62,035	61,958
Dilutive effect of securities	655	477	588	679
Dilutive effect of convertible senior notes	1,385	11,243	1,385	10,494
Shares used to calculate diluted net income per share	63,197	73,970	64,008	73,131
Diluted net income per share attributable to BlackLine, Inc.	$0.09	$0.27	$0.31	$0.66

BlackLine, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net income attributable to BlackLine, Inc.	$5,285	$17,238	$19,632	$104,757
Net income and adjustment attributable to redeemable non-controlling interest	3,326	(2,669)	1,644	(459)
Net income	8,611	14,569	21,276	104,298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,650	12,925	34,623	38,225
Amortization of debt issuance costs	856	958	2,535	3,637
Stock-based compensation	23,394	22,623	66,625	63,911
Gain on extinguishment of convertible senior notes	—	—	—	(65,112)
Noncash lease expense	1,389	1,500	4,083	4,610
Accretion of purchase discounts on marketable securities, net	(3,143)	(2,854)	(8,504)	(18,115)
Net foreign currency losses	192	517	753	360
Deferred income taxes	10,992	(224)	8,758	(1,479)
Provision for credit losses	26	7	101	14
Changes in operating assets and liabilities:
Accounts receivable	18,618	1,770	24,086	35,765
Prepaid expenses and other current assets	(382)	827	4,406	4,351
Other assets	202	598	(1,226)	2,207
Accounts payable	(1,307)	1,087	1,222	(5,456)
Accrued expenses and other current liabilities	16,134	14,015	3,145	3,119
Deferred revenue	(16,575)	(11,049)	(14,327)	(18,851)
Operating lease liabilities	(1,353)	(1,159)	(4,592)	(4,400)
Lease incentive receipts	—	—	30	—
Other long-term liabilities	(5,504)	(191)	(107)	(42)
Net cash provided by operating activities	63,800	55,919	142,887	147,042
Cash flows from investing activities
Purchases of marketable securities	(130,674)	—	(607,614)	(396,104)
Proceeds from maturities of marketable securities	148,000	310,497	232,000	901,997
Proceeds from sales of marketable securities	—	—	—	324,098
Capitalized software development costs	(6,259)	(6,114)	(20,420)	(18,201)
Purchases of property and equipment	(534)	(394)	(7,451)	(1,370)
Net cash provided by (used in) investing activities	10,533	303,989	(403,485)	810,420
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	(662)	—	661,979
Partial repurchase of convertible senior notes	—	—	—	(848,519)
Repayment of convertible senior notes	—	(250,000)	—	(250,000)
Purchase of capped calls related to convertible senior notes	—	—	—	(59,738)
Principal payments under finance lease obligations	(3)	(255)	(63)	(771)
Repurchases of common stock	(111,944)	—	(200,727)	—
Proceeds from exercises of stock options	133	400	5,151	3,038
Proceeds from employee stock purchase plan	—	—	4,592	4,249
Acquisition of common stock for tax withholding obligations	(1,874)	(1,220)	(14,865)	(13,604)
Net cash used in financing activities	(113,688)	(251,737)	(205,912)	(503,366)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(147)	477	263	56
Net increase (decrease) in cash, cash equivalents, and restricted cash	(39,502)	108,648	(466,247)	454,152
Cash, cash equivalents, and restricted cash, beginning of period	459,402	616,867	886,147	271,363
Cash, cash equivalents, and restricted cash, end of period	$419,900	$725,515	$419,900	$725,515

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents at end of period	$419,900	$725,266	$419,900	$725,266
Restricted cash included within other assets at end of period	—	249	—	249
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$419,900	$725,515	$419,900	$725,515

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Non-GAAP Gross Profit:
Gross profit	$133,901	$124,803	$389,311	$363,325
Amortization of acquired developed technology	3,243	3,360	9,623	10,127
Stock-based compensation	4,382	3,537	12,563	9,786
Transaction-related costs	—	36	8	126
Total non-GAAP gross profit	$141,526	$131,736	$411,505	$383,364
Gross margin	75.1%	75.2%	75.3%	75.1%
Non-GAAP gross margin	79.4%	79.4%	79.6%	79.2%

Non-GAAP Operating Income:
Operating income	$7,609	$8,363	$18,729	$12,319
Amortization of intangible assets	3,505	5,190	10,623	15,581
Stock-based compensation	24,353	23,357	69,343	65,959
Transaction-related costs	—	358	3,138	568
Restructuring and legal settlement costs	2,668	356	9,262	1,728
Total non-GAAP operating income	$38,135	$37,624	$111,095	$96,155
GAAP operating margin	4.3%	5.0%	3.6%	2.5%
Non-GAAP operating margin	21.4%	22.7%	21.5%	19.9%

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income attributable to BlackLine, Inc.	$5,285	$17,238	$19,632	$104,757
Provision for (benefit from) income taxes	(632)	84	(1,298)	2,403
Amortization of intangible assets	3,505	5,190	10,623	15,581
Stock-based compensation	24,231	23,233	68,986	65,610
Amortization of debt issuance costs	856	958	2,535	3,637
Transaction-related costs	—	358	3,138	568
Restructuring and legal settlement costs	2,668	356	9,262	1,728
Adjustment to redeemable non-controlling interest	1,677	(2,989)	(1,062)	(1,741)
Gain on extinguishment of convertible senior notes	—	—	—	(65,112)
Total non-GAAP net income attributable to BlackLine, Inc.	$37,590	$44,428	$111,816	$127,431

Basic Non-GAAP Net Income Per Share Attributable to BlackLine, Inc.:
Basic non-GAAP net income per share attributable to BlackLine, Inc.	$0.61	$0.71	$1.80	$2.06
Shares used to calculate basic non-GAAP net income per share	61,157	62,250	62,035	61,958

Diluted Non-GAAP Net Income Per Share Attributable to BlackLine, Inc.
Numerator:
Non-GAAP net income attributable to BlackLine, Inc.	$37,590	$44,428	$111,816	$127,431
Interest expense, net of taxes	1,481	1,597	4,404	2,370
Non-GAAP net income attributable to BlackLine, Inc. for diluted calculation	$39,071	$46,025	$116,220	$129,801

Denominator:
Weighted average shares	61,157	62,250	62,035	61,958
Dilutive effect of securities	4,111	3,368	3,820	3,269
Dilutive effect of convertible senior notes	11,243	11,243	11,243	10,494
Shares used to calculate diluted non-GAAP net income per share	76,511	76,861	77,098	75,721
Diluted non-GAAP net income per share attributable to BlackLine, Inc.	$0.51	$0.60	$1.51	$1.71

Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$67,493	$62,219	$195,268	$183,578
Amortization of intangible assets	(183)	(1,751)	(764)	(5,218)
Stock-based compensation	(7,051)	(6,745)	(19,995)	(19,168)
Transaction-related costs	—	(163)	(10)	(184)
Total non-GAAP sales and marketing expense	$60,259	$53,560	$174,499	$159,008

Non-GAAP Research and Development Expense:
Research and development expense	$27,331	$25,649	$81,020	$76,385
Stock-based compensation	(4,195)	(3,605)	(11,996)	(9,955)
Transaction-related costs	—	(151)	(21)	(216)
Total non-GAAP research and development expense	$23,136	$21,893	$69,003	$66,214

Non-GAAP General and Administrative Expense:
General and administrative expense	$29,201	$28,216	$85,684	$89,315
Amortization of intangible assets	(79)	(79)	(236)	(236)
Stock-based compensation	(8,725)	(9,470)	(24,789)	(27,050)
Transaction-related costs	—	(8)	(3,099)	(42)
Restructuring and legal settlement costs	(401)	—	(652)	—
Total non-GAAP general and administrative expense	$19,996	$18,659	$56,908	$61,987

Total Non-GAAP Operating Expenses	$103,391	$94,112	$300,410	$287,209

Free Cash Flow
Net cash provided by operating activities	$63,800	$55,919	$142,887	$147,042
Capitalized software development costs	(6,259)	(6,114)	(20,420)	(18,201)
Purchases of property and equipment	(534)	(394)	(7,451)	(1,370)
Free cash flow	$57,007	$49,411	$115,016	$127,471